EXHIBIT 99.2

Condensed Consolidated Interim Financial Statements of

Ritchie Bros. Auctioneers Incorporated

for the three months ended March 31, 2015

The accompanying unaudited condensed consolidated interim financial statements do not include all information and footnotes required for a complete set of annual financial statements prepared in accordance with United States generally accepted accounting principles. However, in the opinion of management, all adjustments (which consist only of normal recurring adjustments) necessary for a fair presentation of the results of operations for the relevant periods have been made. Results for the interim periods are not necessarily indicative of the results to be expected for the year or any other period. These financial statements should be read in conjunction with the summary of accounting policies and the notes to the audited annual consolidated financial statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2015, a copy of which has been filed with the U.S. Securities and Exchange Commission. These policies have been applied on a consistent basis.

Condensed Consolidated Interim Income Statements

(Expressed in thousands of United States dollars, except where noted)

(Unaudited)

Three months ended March 31,	2015	2014

Revenues (note 5)	$115,618	$98,588
Direct expenses, excluding depreciation and amortization	11,609	10,300
	104,009	88,288
Selling, general and administrative expenses	63,756	59,972

Depreciation and amortization expenses	10,616	10,597
Gain on disposition of property, plant and equipment	(175)	(71)

Foreign exchange gain	(3,207)	(1,291)

Operating income	33,019	19,081

Other income (expense):
Interest income	847	508
Interest expense	(1,269)	(1,419)
Equity income	233	82
Other, net	713	725
	524	(104)

Income before income taxes	33,543	18,977

Income tax expense (recovery) (note 6):
Current	10,713	5,063
Deferred	(1,280)	479
	9,433	5,542

Net income	$24,110	$13,435

Net income attributable to:
Stockholders	$23,777	$13,174
Non-controlling interests	333	261
	$24,110	$13,435

Earnings per share attributable to stockholders (note 8):
Basic	$0.22	$0.12
Diluted	$0.22	$0.12

Weighted average number of shares outstanding:
Basic	107,484,944	107,047,253
Diluted	107,807,948	107,383,597

See accompanying notes to condensed consolidated interim financial statements.

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Condensed Consolidated Interim Statements of Comprehensive Income (Loss)

(Expressed in thousands of United States dollars)

(Unaudited)

Three months ended March 31,	2015	2014

Net income	$24,110	$13,435
Other comprehensive loss, net of income tax:
Foreign currency translation adjustment	(28,298)	(1,073)

Total comprehensive income (loss)	$(4,188)	$12,362

Total comprehensive income (loss) attributable to:
Stockholders	(4,335)	12,112
Non-controlling interests	147	250
	$(4,188)	$12,362

See accompanying notes to condensed consolidated interim financial statements.

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Condensed Consolidated Interim Balance Sheets

(Expressed in thousands of United States dollars, except share data)

(Unaudited)

	March 31,	December 31,
	2015	2014

Assets
Current assets:
Cash and cash equivalents	$176,260	$139,815
Restricted cash	124,668	93,274
Trade and other receivables respectively	123,541	76,062
Inventory (note 11)	27,902	42,750
Advances against auction contracts	7,643	26,180
Prepaid expenses and deposits	11,778	11,587
Assets held for sale (note 12)	3,130	1,668
Income taxes receivable	3,668	3,237
	478,590	394,573
Property, plant and equipment	549,254	580,701
Equity-accounted investments (note 13)	3,045	3,001
Other non-current assets	5,257	5,504
Intangible assets	44,176	45,504
Goodwill	81,422	82,354
Deferred tax assets	2,173	9,873
	$1,163,917	$1,121,510

Liabilities and Equity
Current liabilities:
Auction proceeds payable	$255,120	$109,378
Trade and other payables	109,254	126,738
Income taxes payable	4,813	10,136
Short-term debt (note 14)	7,579	7,839
Current portion of long-term debt (note 14)	-	-
	376,766	254,091
Long-term debt (note 14)	104,069	110,846
Share unit liabilities	6,173	5,844
Other non-current liabilities	6,762	7,436
Deferred tax liabilities	23,891	34,074
	517,661	412,291

Contingencies (note 17)
Contingently redeemable non-controlling interest (note 7)	14,678	17,287
Stockholders’ equity (note 15):
Share capital:
Common stock; no par value, unlimited shares authorized, issued and outstanding: 106,013,467 shares (December 31, 2014 – 107,687,935)	99,398	141,257
Additional paid-in capital	30,827	31,314
Retained earnings	546,215	536,111
Accumulated other comprehensive income	(44,862)	(16,750)
Stockholders’ equity	631,578	691,932
	$1,163,917	$1,121,510

See accompanying notes to condensed consolidated interim financial statements.

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Condensed Consolidated Interim Statements of Changes in Equity

(Expressed in thousands of United States dollars, except share amounts)

(Unaudited)

	Attributable to Stockholders						Contingently
					Accumulated		Redeemable
	Common Stock		Additional		Other		Non-
	Number of		Paid-In	Retained	Comprehensive	Total	Controlling
	Shares	Amount	Capital	Earnings	Loss	Equity	Interest
Balance, December 31, 2014	107,687,935	$141,257	$31,314	$536,111	$(16,750)	$691,932	$17,287

Net income	-	-	-	23,777	-	23,777	333
Change in value of contingently redeemable non-controlling interest	-	-	-	1,416		1,416	(1,416)
Other comprehensive income (loss)	-	-	-	-	(28,112)	28,112	(186)
	-	-	-	25,193	(28,112)	(2,919)	(1,269)

Exercise of stock options	225,532	5,630	(1,209)	-	-	4,421	-
Stock-option compensation tax adjustment	-	-	(1)	-	-	(1)	-
Stock-option compensation expense (note 16)	-	-	723	-	-	723	-
Share repurchase (note 15)	(1,900,000)	(47,489)	-	-	-	(47,489)	-
Cash dividends paid	-	-	-	(15,089)	-	(15,089)	(1,340)
Balance, March 31, 2015	106,013,467	$99,398	$30,827	$546,215	$(44,862)	$631,578	$14,678

See accompanying notes to condensed consolidated interim financial statements.

Ritchie Bros.	4

Condensed Consolidated Interim Statements of Cash Flows

(Expressed in thousands of United States dollars)

(Unaudited)

Three months ended March 31,	2015	2014

Cash provided by (used in):
Operating activities:
Net income	$24,110	$13,435
Adjustments for items not affecting cash:
Depreciation and amortization expenses	10,616	10,597
Inventory write down	60	-
Stock option compensation expense	723	950
Deferred income tax expense (recovery)	(1,280)	479
Equity income less dividends received	(233)	(82)
Unrealized foreign exchange gain	(996)	(208)
Gain on disposition of property, plant and equipment	(175)	(71)
	8,715	11,665
Net changes in operating assets and liabilities (note 9)	77,409	60,628
Net cash provided by operating activities	110,234	85,728

Investing activities:
Property, plant and equipment additions	(3,327)	(6,670)
Intangible asset additions	(2,419)	(4,305)
Other, net	773	680
Net cash used in investing activities	(4,973)	(10,295)

Financing activities:
Issuances of share capital	4,421	1,313
Share repurchase	(47,489)	-
Dividends paid to stockholders	(15,089)	(13,915)
Dividends paid to contingently redeemable non-controlling interests	(1,340)	-
Proceeds from short-term debt	(185)	4,952
Repayment of long-term debt	-	(30,000)
Repayment of finance lease obligations	(532)	(366)
Other, net	(105)	(380)
Net cash used in financing activities	(60,319)	(38,396)

Effect of changes in foreign currency rates on cash and cash equivalents	(8,497)	(3,121)

Increase in cash and cash equivalents	36,445	33,916
Cash and cash equivalents, beginning of period	139,815	114,596
Cash and cash equivalents, end of period	$176,260	$148,512

See supplemental cash flow information (note 9)

See accompanying notes to condensed consolidated interim financial statements.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

1.	Basis of preparation

The accompanying unaudited condensed consolidated interim financial statements are presented in United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP”). They include the accounts of Ritchie Bros. Auctioneers Incorporated and its subsidiaries (collectively referred to as the “Company”) from their respective dates of formation or acquisition. All significant intercompany balances and transactions have been eliminated.

Certain information and footnote disclosure required by U.S. GAAP for complete annual financial statements have been omitted and, therefore, these condensed consolidated interim financial statements should be read in conjunction with the Company’s audited consolidated financial statements for the year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K, filed with the SEC. In the opinion of management, these unaudited condensed consolidated interim financial statements reflect all adjustments, consisting of normal recurring adjustments, which are necessary to present fairly, in all material respects, the Company’s consolidated financial position, results of operations, cash flows and changes in equity for the interim periods presented. The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

Previously, the Company prepared its consolidated financial statements under International Financial Reporting Standards (“IFRS”), for reporting as permitted by security regulators in Canada and the United States under the status of a Foreign Private Issuer as defined by the United States Securities and Exchange Commission (“SEC”). At the end of the second quarter of 2015, the Company determined that it no longer qualified as a foreign private issuer under the SEC rules. As a result, beginning January 1, 2016 the Company is required to report with the SEC on domestic forms and comply with domestic company rules in the United States. The transition to U.S. GAAP was made retrospectively for all periods from the Company’s inception. In conjunction with the transition, the Company is refiling the interim financial information included herein to comply with Canadian securities regulations.

2.	Significant accounting policies

There have been no changes to the Company’s significant accounting policies as described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

2.	Significant accounting policies (continued)

(a)	Adoption of new accounting pronouncements

During fiscal year 2015, the Company transitioned its accounting from IFRS to U.S. GAAP. The transition was made retrospectively for all periods presented. The transitional included the adoption of any relevant accounting pronouncements effective for fiscal years commencing January 1, 2015.

(i)	In January 2015, the Company early adopted Accounting Standards Update (“ASU”) 2015-11, Inventory
(Topic 330): Simplifying the Measurement of Inventory, which requires the Company to measure inventory at the lower of cost or net realizable value, which consists of the estimated selling prices in the ordinary course of business, less reasonably predictable cost of completions, disposal, and transportation. The adoption of this standard did not have an impact on the Company’s consolidated financial statements.

(ii)	In November 2015, the Financial Accounting Standards Board, (“FASB”) issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes, amending the accounting for income taxes and requiring all deferred tax assets and liabilities to be classified as non-current on the consolidated balance sheet. The ASU is effective for reporting periods beginning after December 15, 2016, with early adoption permitted. The ASU may be adopted either prospectively or retrospectively. This standard was adopted retrospectively in the Company’s consolidated financial statements.

(iii)	In April 2015, the FSAB issued ASU 2015-03, Interest – Imputation of Interest (Subtopic 835-30): Simplifying the Presentation of Debt Issuance Costs. ASU 2015-03 requires that debt issuance costs related to a recognized debt liability be presented in the balance sheet as a direct deduction from the carrying amount of that debt liability, consistent with debt discounts. ASU 2015-03 is effective for interim and annual periods beginning after December 15, 2015. This standard was adopted retrospectively in the Company’s consolidated financial statements.

(b)	Recent accounting pronouncements not yet adopted
(i)	In July 2015, the FASB, delayed the effective date of ASU 2014-09, Revenue from Contracts with Customers by one year. Reporting entities may choose to adopt the standard as of the original effective date. Based on its outreach to various stakeholders and the forthcoming amendments to ASU 2014-09, the FASB decided that a deferral is necessary to provide adequate time to effectively implement the new revenue standard. ASU 2014-09 is effective for fiscal years, and interim periods within those fiscal years, beginning after December 15, 2017. The Company is evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

(ii)	In February 2015, the FASB issued ASU 2015-02, Consolidation – Amendments to the Consolidation Analysis. ASU 2015-02 changes the evaluation of whether limited partnerships, and similar legal entities, are variable interest entities, or VIEs, and eliminates the presumption that a general partner should consolidate a limited partnership that is a voting interest entity. The new guidance also alters the analysis for determining when fees paid to a decision maker or service provider represent a variable interest in a VIE and how interests of related parties affect the primary beneficiary determination. ASU 2015-02 is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. The new standard allows early adoption, including early adoption in an interim period. The Company is evaluating the new guidance to determine the impact it will have on its consolidated financial statements.

Ritchie Bros.	7

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

2.	Significant accounting policies (continued)

(iii)	In September 2015, the FASB issued ASU 2015-16, Simplifying the Accounting for Measurement-Period Adjustments. The update requires that an acquirer recognize adjustments to provisional amounts that are identified during the measurement period in the reporting period in which the adjustment amounts are determined. The standard is effective for fiscal years beginning after December 15, 2015. Early application is permitted. The Company is currently evaluating the impact of the new guidance on its consolidated financial statements.

3.	Seasonality of operations

The Company's operations are both seasonal and event driven. Revenues tend to be highest during the second and fourth calendar quarters. The Company generally conducts more auctions during these quarters than during the first and third calendar quarters. Late December through mid-February and mid-July through August are traditionally less active periods.

4.	Segmented information

The Company’s principal business activity is the sale of industrial equipment and other assets at auctions. The Company’s operations are comprised of two reportable segments as determined by their differing service delivery model, these are:

•	Core Auction segment, a network of auction locations that conduct live, unreserved auctions with both on-site and online bidding; and

•	EquipmentOne segment, a secure online marketplace that facilitates private equipment transactions.

The accounting policies of the segments are similar to those described in the significant accounting policies in note 2. The Chief Operating Decision Maker evaluates each segment’s performance based on earnings (loss) from operations. The significant non-cash items included in segment earnings (loss) from operations is depreciation and amortization.

	Core	Equipment-
Three months ended March 31, 2015	Auction	One	Consolidated
Revenues	$112,645	$2,973	$115,618
Direct expenses	(11,609)	-	(11,609)
Selling, general and administrative expenses	(60,598)	(3,158)	(63,756)
Depreciation and amortization expenses	(9,696)	(920)	(10,616)
	$30,742	$(1,105)	$29,637
Gain on disposition of property, plant and equipment			175
Foreign exchange gain			3,207
Operating income			$33,019
Equity income			233
Other and income tax expenses			(9,142)
Net income			$24,110

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

4.	Segmented information (continued)

	Core	Equipment-
Three months ended March 31, 2014	Auction	One	Consolidated
Revenues	$96,132	$2,456	$98,588
Direct expenses	(10,300)	-	(10,300)
Selling, general and administrative expenses	(55,909)	(4,063)	(59,972)
Depreciation and amortization expenses	(9,681)	(916)	(10,597)
	$20,242	$(2,523)	$17,719
Gain on disposition of property, plant and equipment			71
Foreign exchange gain			1,291
Operating income			$19,081
Equity income			82
Other and income tax expenses			(5,728)
Net income			$13,435

The Chief Operating Decision Maker does not evaluate the performance of its operating segments based on segment assets and liabilities. The Company does not classify liabilities on a segmented basis.

5.	Revenues

The Company’s revenue from the rendering of services is as follows:

	Three months ended March 31,
	2015	2014
Commissions	$93,140	$78,174
Fees	22,478	20,414
	$115,618	$98,588

Net profits on inventory sales included in commissions are:

	Three months ended March 31,
	2015	2014
Revenue from inventory sales	$153,281	$151,697
Cost of inventory sold	(138,578)	(140,238)
	$14,703	$11,459

6.	Income taxes

The Company’s consolidated effective tax rate in respect of operations for the three months ended March 31, 2015 was 28.1% (2014: 29.2%).

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

7.	Contingently redeemable non-controlling interest in Ritchie Bros. Financial Services

The Company holds a 51% interest in Ritchie Bros. Financial Services (“RBFS”), an entity that provides loan origination services to enable the Company’s auction customers to obtain financing from third party lenders. As a result of the Company’s involvement with RBFS, the Company is exposed to risks related to the recovery of the net assets of RBFS as well as liquidity risks associated with the put option discussed below.

The Company has determined RBFS is a variable interest entity because the Company provides subordinated financial support to RBFS and because the Company’s voting interest is disproportionately low in relation to its economic interest in RBFS while substantially all the activities of RBFS involve or are conducted on behalf of the Company. The Company has determined it is the primary beneficiary of RBFS as it is part of a related party group that has the power to direct the activities that most significantly impact RBFS’s economic performance, and although no individual member of that group has such power, the Company represents the member of the related party group that is most closely associated with RBFS.

The Company and the non-controlling interest (“NCI”) holders each hold options pursuant to which the Company may acquire, or be required to acquire, the NCI holders’ 49% interest in RBFS. These call and put options become exercisable in April 2016. As a result of the existence of the put option, the NCI is accounted for as a contingently redeemable equity instrument (the “contingently redeemable NCI”).

At all reporting periods presented, the Company determined that redemption was probable and measured the carrying value of the contingently redeemable NCI at its estimated redemption value. The NCI can be redeemed at a purchase price to be determined through an independent appraisal process conducted in accordance with the terms of the agreement, or at a negotiated price (the “redemption value”) and therefore, the redemption value on exercise may materially differ from the redemption value as at December 31, 2015. The Company has the option to elect to pay the purchase price in either cash or shares of the Company, subject to the Company obtaining all relevant security exchange and regulatory consents and approvals.

The redemption value of the contingently redeemable NCI was determined based on a blended analysis of a capitalized cash flow approach and a market value approach towards determining an estimated fair value of RBFS, with adjustments for relevant market participant data. The Company has estimated the redemption value using the capitalized cash flow approach, with significant inputs including the capitalization multiple, which is based on an estimated weighted average cost of capital of 15%, as well as a long-term earnings growth for RBFS of 4% and foreign exchange rates. Significant estimates in the market value approach include identifying similar companies with comparable business factors to RBFS, and implied valuation multiples for these companies.

The estimation of fair value as a basis of determining the redemption value required management to make significant judgments, estimates, and assumptions as of the reporting date. Those judgments, estimates, and assumptions could vary significantly between the reporting date and when the call and put options become exercisable in April 2016.

8.	Earnings per share attributable to shareholders

	Net		Per share
Three months ended March 31, 2015	earnings	Shares	amount

Basic earnings per share attributable to shareholders	$24,110	107,484,944	$0.22
Effect of dilutive securities:
Stock options	-	323,004	-
Diluted earnings per share attributable to shareholders	$24,110	107,807,948	$0.22

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

	Net		Per share
Three months ended March 31, 2014	earnings	Shares	amount

Basic earnings per share attributable to shareholders	$13,435	107,047,253	$0.12
Effect of dilutive securities:
Stock options	-	336,344	-
Diluted earnings per share attributable to shareholders	$13,435	107,383,597	$0.12

For the three months ended March 31, 2015, stock options to purchase 438,358 common shares were outstanding but were excluded from the calculation of diluted earnings per share as they were anti-dilutive (2014: 1,408,959).

9.	Supplemental cash flow information

Three months ended March 31,	2015	2014
Restricted cash	$(35,335)	$(20,234)
Trade and other receivables	(51,577)	(57,996)
Inventory	13,839	2,044
Advances against auction contracts	18,301	(6,118)
Prepaid expenses and deposits	(823)	(3,930)
Income taxes receivable	(431)	(2,294)
Auction proceeds payable	149,813	159,589
Trade and other payables	(15,001)	(3,508)
Income taxes payable	(4,910)	(6,772)
Share unit liabilities	741	1,264
Other	2,792	(1,417)
Net changes in operating assets and liabilities	$77,409	$60,628

Three months ended March 31	2015	2014
Interest paid, net of interest capitalized	$1,302	$1,214
Interest received	847	504
Net income taxes paid	15,551	14,980
Non-cash transactions
Non-cash purchase of property, plant and equipment under capital lease	-	91

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

10.	Fair value measurement

All assets and liabilities for which fair value is measured or disclosed in the financial statements are categorized within the fair value hierarchy based on the lowest level input that is significant to the fair value measurement or disclosure, as explained in the Company’s audited annual financial statements.

		March 31, 2015		December 31, 2014
		Carrying		Carrying
Fair values disclosed	Category	Amount	Fair Value	Amount	Fair Value
Recurring:
Cash and cash equivalents	Level 1	$176,260	$176,260	$139,815	$139,815
Restricted cash	Level 1	124,668	124,668	93,274	93,274
Short-term debt	Level 2	7,579	7,579	7,839	7,839
Long-term debt	Level 2	104,069	108,581	110,846	114,532
Non-recurring:
Japanese assets:
Land and improvements	Level 3	$14,489	$ N/A	$14,719	$16,150
Auction building	Level 3	4,272	N/A	4,368	4,779

The carrying value of the Company‘s cash and cash equivalents, trade and other current receivables, advances against auction contracts, auction proceeds payable, trade and other payables, and current long-term approximate their fair values due to their short terms to maturity. The fair values of non-current borrowings are determined through the calculation of each liability‘s present value using market rates of interest at period close.

During the year ended December 31, 2014, the Company recognized an impairment loss on its auction site property located in Narita, Japan. The impairment loss was for the land and improvements and the auction building (the “Japanese assets“). Management assessed the recoverable amounts of the Japanese assets when results of an assessment of the Japan auction operations and performance of that auction site indicated impairment, and management concluded that the step 1 undiscounted cash flow resulted in recoverable amounts below the carrying value of the Japanese assets. The fair values of the Japanese assets were determined to be $16,150,000 for the land and improvements and $4,779,000 for the auction building based on the fair value less costs of disposal.

The Company performed a valuation of the Japanese assets as at December 31, 2014. The fair value of the land and improvements was determined based on comparable data in similar regions and relevant information regarding recent events impacting the local real-estate market (Level 3 inputs). The fair value of the auction building was determined based on a depreciated asset cost model with adjustments for relevant market participant data based on the Company‘s experience with disposing of similar auction buildings and current real estate transactions in similar regions (Level 3 inputs).

Determination of the recoverable amount of the Japanese assets involved estimating any costs that would be incurred if the assets were disposed of, including brokers‘ fees, costs to prepare the Japanese assets for sale and other selling fees. In determining these costs, management assumed that any costs required to prepare the Japanese assets for sale could be estimated based on current market rates for brokers‘ fees and management‘s experience with disposing of similar auction sites, taking into consideration the relative newness of the Japan auction site (Level 3 inputs).

The impaired Narita land and improvements and auction building form part of the Company‘s Core Auction reportable segment.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

11.	Inventory

At each period end, inventory is reviewed to ensure that it is recorded at the lower of cost and net realizable value. During the three months ended March 31, 2015, the Company recorded inventory write downs of $60,000 (2014: Nil).

Of inventory held at March 31, 2015, 100% is expected to be sold prior to the end of June 2015 (December 31, 2014: 97% sold prior to the end of March 2015, with the remainder expected to sold by the end of June 2015).

12.	Assets held for sale

At March 31, 2015, the Company’s assets held for sale consisted of land located in Edmonton and London, Canada.

Balance, December 31, 2014	$1,668
Reclassified from property, plant and equipment	1,597
Other	(135)
Balance, March 31, 2015	$3,130

13.	Equity-accounted investments

The Company holds a 48% share interest in a group of companies detailed below (together, the Cura Classis entities), which have common ownership. The Cura Classis entities provide dedicated fleet management services in three jurisdictions to a common customer unrelated to the Company. The Company has determined the Cura Classis entities are variable interest entities and the Company is not the primary beneficiary, as it does not have the power to make any decisions that significantly affect the economic results of the Cura Classis entities. Accordingly, the Company accounts for its investments in the Cura Classis entities following the equity method.

A condensed summary of the Company's investments in and advances to equity-accounted investees are as follows (in thousands of U.S. dollars, except percentages):

	Ownership	March 31	December 31
	percentage	2015	2014
Cura Classis entities	48%	$3,045	$3,001

As a result of the Company’s investments, the Company is exposed to risks associated with the results of operations of the Cura Classis entities. The Company has no other business relationship with the Cura Classis entities. The Company’s maximum risk of loss associated with these entities is the investment carrying amount.

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Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

14.	Debt

	Carrying value
	March 31,	December 31,
	2015	2014
Short-term debt	$7,579	$7,839

Long-term debt:

Term loan, denominated in Canadian dollars, unsecured, bearing interest at 4.225%, due in quarterly installments of interest only, with the full amount of the principal due in May 2022.	$26,802	$29,257

Term loan, denominated in United States dollars, unsecured, bearing interest at 3.59%, due in quarterly installments of interest only, with the full amount of the principal due in May 2022.	30,000	30,000

Term loan, denominated in Canadian dollars, unsecured, bearing interest at 6.385%, due in quarterly installments of interest only, with the full amount of the principal due in May 2016.	47,267	51,589

	$104,069	$110,846
Total Debt	$111,648	$118,685

As at March 31, 2015, short-term debt is comprised of drawings in different currencies on the Company’s committed revolving credit facility of $285,000,000 (December 31, 2014: $285,000,000), and had a weighted average interest rate of 1.72% (December 31, 2014: 1.83%).

15.	Stockholders’ equity and dividends

Preferred shares

Unlimited number of senior preferred shares, without par value, issuable in series.

Unlimited number of junior preferred shares, without par value, issuable in series.

All issued shares are fully paid. No preferred shares have been issued.

Share repurchase

During March 2015, 1,900,000 common shares were repurchased at a weighted average share price of $24.98 per share. The repurchased shares were cancelled on March 26, 2015.

Dividends

Declared and paid

The Company declared and paid the following dividends during the three months ended March 31, 2015 and 2014:

	Declaration date	Dividend per share	Record date	Total dividends	Payment date
First quarter 2015	May 7, 2015	$0.1400	May 29, 2015	14,955	June 19, 2015

First quarter 2014	May 2, 2014	0.1300	May 23, 2014	13,942	June 13, 2014

Ritchie Bros.	14

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

16.	Share-based payments

Share-based payments consisted of the following compensation costs recognized in selling, general and administrative expenses for the three months ended March 31, 2015 and 2014:

Three months ended March 31,	2015	2014
Stock option compensation expense	$723	$950
Share unit expense	1,017	1,264
Employee share purchase plan - employer contributions	308	310
	$2,048	$2,524

(a)	Stock option plan

Stock option activity for the three months ended March 31, 2015 and the year ended December 31, 2014 is presented below:

	March 31, 2015		December 31, 2014
	Common shares	WA exercise	Common shares	WA exercise
	under option	price	under option	price
Outstanding, beginning of period	3,897,791	$22.09	3,749,574	$21.09
Granted	767,633	24.84	837,364	23.60
Exercised	(225,532)	19.60	(663,152)	18.28
Forfeited	(57,450)	22.75	(25,995)	23.26
Outstanding, end of period	4,382,442	$22.69	3,897,791	$22.09
Exercisable, end of period	2,802,663	$21.91	2,483,530	$21.65

The options outstanding at March 31, 2015 expire on dates ranging to March 9, 2025. The weighted average (“WA”) share price of options exercised during the three months ended March 31, 2015 was $26.01 (2014: $23.04).

Ritchie Bros.	15

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

16.	Share-based payments (continued)

(a)	Stock option plan (continued)

The fair value of the stock option grants was estimated on the date of the grant using the Black-Scholes option pricing model with the following assumptions:

	2015	2014
Risk free interest rate	1.8%	1.7%
Expected dividend yield	2.21%	2.32%
Expected lives of the stock options	5 years	5 years
Expected volatility	25.9%	29.2%

The WA grant date fair value of options granted during the three months ended March 31, 2015 was $5.21 per option (2014: $5.09). The compensation expense arising from option grants is amortized over the relevant vesting periods of the underlying options.

As at March 31, 2015, the unrecognized stock-based compensation cost related to the non-vested stock options was $6,320,000, which is expected to be recognized over a weighted average period of 3.1 years. Cash received from stock-based award exercises for the three months ended March 31, 2015 was $4,421,000 (2014: $1,313,000).

(b)	Share unit plans

During the three months ended March 31, 2015, the Company granted share units under two new performance share unit (“PSU”) plans, a senior executive PSU plan and an employee PSU plan. The two new plans have identical terms and conditions, with the exception of clauses under the senior executive PSU plan that address the treatment of recipients’ PSUs in the event of a change of control of the Company.

Under the plans, the number of PSUs that vest is conditional upon specified market and non-market vesting conditions being met. The market vesting condition is based on the relative performance of the Company’s share price in comparison to the performance of a pre-determined portfolio of other companies’ share prices. The non-market vesting conditions are based on the achievement of specific performance measures and can result in participants earning between 0% and 200% of the target number of PSUs granted.

Both new plans entitle the grant recipient to a payment equal to the dividend-adjusted number of PSUs vested multiplied by the VWAP of the Company’s common shares reported by the New York Stock Exchange for the twenty days prior to vest date. Unlike the Company’s other share unit plans, the two new PSU plans give the Company the option of settling in either cash or equity, with equity-settlement subject to shareholder approval. Shareholder approval had not been sought out or obtained as at March 31, 2015 for equity-settlement of the new PSVs. As such, the Company has determined that there is a present obligation to settle in cash, and has accounted for the two new PSU plans as cash-settled share-based payment transactions.

Ritchie Bros.	16

Notes to the Condensed Consolidated Interim Financial Statements

(Tabular amounts expressed in thousands of United States dollars, except share, unit and per share amounts)

(Unaudited)

Three months ended March 31, 2015 and 2014

16.	Share-based payments (continued)

(b)	Share unit plans (continued)

The WA grant date fair value of the 183,011 PSUs granted under the new plans during the three months ended March 31, 2015, excluding the effect of dividend adjustments, was $23.95. These PSUs are subject to market vesting conditions and their fair value at grant date was estimated using a binomial model with the following assumptions:

2015
Risk free interest rate	1.3%
Expected dividend yield	2.17%
Expected lives of the PSUs	3 years
Expected volatility	29.4%
Average expected volatility of comparable companies	32.8%

The WA grant date fair value of the 15,074 deferred share units (“DSUs”) granted under the DSU plan to members of the Board of Directors during the three months ended March 31, 2015, excluding the effect of dividend adjustments, was $25.67 (2014: $22.61). These DSUs are not subject to market vesting conditions and their fair value was estimated using the 20-day volume weighted average price of the Company’s common shares listed on the New York Stock Exchange.

The total market value of share units vested and released during the three months ended March 31, 2015 was $918,000 (2014: $1,377,000). As at March 31, 2015, the Company had a total share unit liability of $7,646,000 (2014: $3,209,000) in respect of share units under the PSU, RSU and DSU plans described herein.

The compensation expense arising from share unit grants is amortized over the relevant vesting periods of the underlying units.

17.	Contingencies

(a)	Legal and other claims

The Company is subject to legal and other claims that arise in the ordinary course of its business. The Company does not believe that the results of these claims will have a material effect on the Company’s balance sheet or income statement.

(b)	Guarantee contracts

In the normal course of business, the Company will in certain situations guarantee to a consignor a minimum level of proceeds in connection with the sale at auction of that consignor’s equipment.

At March 31, 2015 there was $81,675,000 of industrial assets guaranteed under contract, of which 100% is expected to be sold prior to the end of June 2015 (December 31, 2014: $85,967,000 of which 100% is expected to be sold prior to the end of May 2015).

At March 31, 2015 there was $34,831,000 of agricultural assets guaranteed under contract, of which 90% is expected to be sold prior to the end of June 2015, with the remainder to be sold prior to the end of July 2015 (December 31, 2014: $15,793,000 of which 92% is expected to be sold prior to the end of April 2015, with the remainder to be sold by June 2015).

The outstanding guarantee amounts are undiscounted and before estimated proceeds from sale at auction.

Ritchie Bros.	17